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                                  EXHIBIT 99.1
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Press Contacts:

Ellen Brooks                            Thane Ryland
Investor Relations                      Public Relations
Ashford.com                             Ashford.com
713.369.2369                            608.227.4163
ebrooks@ashford.com                     tryland@ashford.com


             Ashford.com Announces Closing of GUILD.com Acquisition


     HOUSTON, May 3, 2001 -- Ashford.com (Nasdaq: ASFD), the leading e-commerce destination for corporate and personal gifts and rewards, today announced the completion of the acquisition of GUILD.com, originally announced January 4, 2001. The addition of GUILD.com will complement Ashford's already extensive selection with more than 10,000 quality works from more than 1,500 practicing artists. GUILD.com will receive approximately 8.7 million shares of Ashford stock.

     Toni Sikes and Gordon Mayer, former Chairman and President, respectively, of GUILD.com, will serve as co-Presidents of Ashford's Art Division. An international expert on the marketing of art, Sikes founded THE GUILD in 1985 as an art publishing company that connects professional artists with architects, interior designers and art consultants. In 1998, Sikes launched GUILD.com as another way for artists to market their work. Mayer, a leading strategist in the technology field, was Chairman and CEO of Geoworks Corporation, and held management and marketing responsibilities at high- technology firms, including InfoChip, Proxim and Adept Technology.

About Ashford.com

     Ashford.com is the leading e-commerce destination for corporate and personal gifts and rewards. The company's two e-commerce sites, www.ashford.com and www.ashfordcorporategifts.com, offer 25,000 attractive gifts and rewards, including new and vintage watches, jewelry, fragrances, leather accessories, diamonds, ties, scarves, sunglasses, and writing instruments from more than 400 leading brands. Dedicated to creating an exceptional luxury shopping experience, Ashford.com provides overnight shipping on nearly all items, gift packaging, and a 30-day money-back guarantee on all merchandise. It also offers the Ashford.com Protection Plus/sm/ policy, which provides outstanding product warranties, customer privacy, and site security. Ashford.com is headquartered in Houston, Texas.
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     Ashford and Ashford.com are trademarks, and Ashford.com Protection Plus is a service mark, of Ashford.com, Inc. All other marks are the property of their respective owners.

Forward-Looking Statements

     This release contains forward-looking statements involving risks and uncertainties that include, among others, the Guild's expected cash and inventory position at closing, Ashford's expected financial performance and Ashford's operational and strategic plans. Actual results could differ materially from the results predicted in this release. The potential risks and uncertainties that could cause actual results to differ from anticipated results include but are not limited, the unpredictability of future revenues, potential fluctuations in quarterly operating results, seasonality, consumer trends, competition, risks of system interruption, inventory risks, and risks of new business combinations and strategic alliances. Ashford makes these forward-looking statements as of the date of this release and assumes no obligation to update these statements. More information about factors that potentially could affect Ashford's business and financial results is included in Ashford's most recent quarterly guidance, provided on February 6, 2001, and available at www.prnewswire.com/micro/ASFD as well as the company's filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q.

                                     # # #

Ashford and Ashford.com are trademarks, and Ashford.com Protection Plus is a service mark, of Ashford.com. All other marks are the property of their respective owners.

Editor's note: a copy of this press release can be found at http://www.prnewswire.com/micro/ASFD.



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